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                                                                   EXHIBIT 4.4

                                                    FORM FOR 1994 STOCK OPTION
                                                    PLAN FOR NON-EMPLOYEE
                                                    DIRECTORS
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                                                    STOCK OPTION AGREEMENT dated
                                            as of             , 19  , between
                                            BLYTH INDUSTRIES, INC., a Delaware
                                            corporation (the "Company"), and
                                                                , a member of
                                            the Board of Directors of the
                                            Company (the "Optionee", which term
                                            as used herein shall be deemed to
                                            include any successor to the
                                            Optionee by will or by the laws of
                                            descent and distribution, unless the
                                            context shall otherwise require).


          The Company desires, by affording the Optionee the right and option (the "Option") to purchase shares of its Common Stock, $.02 par value (the "Common Stock"), as hereinafter provided, to provide an incentive to the Optionee to continue to work for the best interests of the Company and its stockholders and to that end has adopted the Blyth Industries, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "Plan").

          NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties hereto agree as follows:

          1. DEFINITIONS. As used herein, the following terms shall have the respective meanings set forth below:

               "Commencement Date" shall mean           , 19  ;*

               "Option Term" shall mean the period of 10 years from the Commencement Date, or such shorter period as may be prescribed in Sections 6, 7 and 8 hereof; and

               "Vested Shares" shall mean the number of Optioned Shares (as defined in Section 2 hereof) which are subject to the exercise of the Option at a particular time in accordance with Section 4 hereof.

          2. GRANT OF THE OPTION. The Company hereby grants to the Optionee the Option, from and after the Commencement Date, to



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*    The date on which the Option is granted.

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purchase all or any part of an aggregate of     * shares (the "Optioned
Shares") of Common Stock on the terms and conditions hereinafter set forth.

          3.  EXERCISE PRICE.  The purchase price of the Optioned Shares shall
be         per Optioned Share (the "Exercise Price").**

          4. TERMS OF THE OPTION. (a) The Option shall become exercisable in full on the first anniversary of the Commencement Date.

               (b) The Option shall be exercisable in whole at any time or in part from time to time during the Option Term as to any or all Vested Shares; PROVIDED, HOWEVER, that the Option must be exercised within the Option Term; and PROVIDED FURTHER, HOWEVER, that except as provided in Sections 6, 7 and 8, the Option may not be exercised unless at the time of exercise the Optionee shall be a member of the Board of Directors of the Company. Neither the Optionee nor his or her successors in interest shall have any rights of a stockholder with respect to any Optioned Shares until such Optioned Shares shall be issued to him or her upon the due exercise of the Option in accordance with the terms hereof.

          5. RESTRICTION ON TRANSFER. Except as provided in Section 7, the Option may not be transferred, pledged, assigned or hypothecated in any way by the Optionee and may be exercised only by the Optionee. The Option shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

          6. TERMINATION OF RELATIONSHIP. Except as provided in Sections 7 and 8, in the event the Optionee shall cease to be a member of the Board of Directors of the Company, the Option, to the extent not theretofore exercised, shall terminate after the passage of 30 days from the date of such termination, but in no event after the expiration of the Option Term.

          7. DEATH OF OPTIONEE. In the event of the death of the Optionee, the Option may be exercised with respect to any or

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*    1,000 shares for options granted upon election to office; 500 shares for options granted on January 1 of any year thereafter.

** The Exercise Price shall be the fair market value (as determined pursuant to Section 6 of the Plan) of the shares on the date of grant.


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all Vested Shares not theretofore purchased upon prior exercise of the Option, at any time within a period of 180 days after the death of the Optionee, but in no event after the expiration of the Option Term, by the estate, legatee, distributee or beneficiary of the Optionee or any of their respective legal representatives to the same extent as the Option could have been exercised on the date of death of the Optionee.

          8. MERGER, CONSOLIDATION, SALE OF ASSETS, ETC., RESULTING IN A CHANGE IN CONTROL. (a) In the event of a Change in Control (as hereinafter defined), notwithstanding the provisions of Section 4, the Option shall become fully exercisable if, within one year of such Change in Control, the Optionee shall cease for any reason to be a member of the Board of Directors of the Company. For purposes of this Agreement, a Change in Control of the Company shall be deemed to have occurred if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the outstanding Common Stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

               (b) Any exercise of the Option permitted pursuant to Section 8(a) shall be made within 180 days of the Optionee's termination as a director of the Company.

          9. REORGANIZATION, MERGER, CONSOLIDATION, ETC. In the event that, at any time after the date hereof, the outstanding shares of the Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in capital stock, the Option shall thereafter be exercisable for the kind


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and number of shares of stock or other securities of the Company or of the corporation resulting therefrom to which the holder of the number of Optioned Shares not theretofore purchased by the Optionee thereunder would have been entitled thereupon. Such adjustment shall be made without change in the total price applicable to the Optioned Shares not theretofore purchased by the Optionee, but with a corresponding adjustment in the Exercise Price per Optioned Share.

          10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE OPTIONEE. The Optionee hereby confirms that the Optioned Shares, when issued to the Optionee pursuant to the terms of this Agreement, will be issued subject to the provisions, conditions and restrictions of this Agreement and agrees that in consideration of the grant of the Option he or she will continue to serve as a director of the Company during the term for which he or she was elected. In addition, unless the Optioned Shares have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), the Optionee hereby further represents, warrants and agrees as follows:

               (a) that he or she will acquire any Optioned Shares for his or her own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act;

               (b) that he or she understands that the Optioned Shares have not been registered under the Securities Act by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act; and that the Optioned Shares must be held by the Optionee indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration;

               (c) that he or she further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Optionee) promulgated under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis for sales under certain circumstances only in limited amounts; and

               (d) that he or she will not transfer any of the Optioned Shares acquired by him or her except pursuant to a registration statement filed pursuant to the Securities Act or an exemption therefrom.

          11. STOCK LEGEND. In order to assure compliance with the restrictions upon transfer contained in this Agreement, the certificates representing the Optioned Shares when issued, and each certificate issued in exchange for or upon transfer of any of the Optioned Shares, shall, unless and until the Optioned


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Shares shall have been registered under the Securities Act or be exempt from registration thereunder, be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

In addition, the Optionee hereby agrees that the Company may issue appropriate stop transfer orders to the Company's transfer agents with respect to the Optioned Shares.

          12. EXERCISE OF OPTION. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at its principal executive office, which is now located at 100 Field Point Road, Greenwich, Connecticut 06830, Attention: Secretary. Such notice shall state the election to exercise the Option and the number of Optioned Shares with respect to which the Option is being exercised, and shall be signed by the person or persons so exercising the Option. Payment of the Exercise Price for the Optioned Shares to be purchased shall be made (i) in cash or by official bank or certified check payable to the Company, (ii) by delivery of stock certificates (in negotiable form) representing shares of Common Stock that have been owned of record by the Optionee for at least six months prior to the date of exercise and that have a fair market value on the date of exercise (determined in the manner set forth in Section 6 of the Plan as if the exercise date were the Pricing Date (as defined therein)) equal to the product of (A) the number of Optioned Shares which are being purchased pursuant to the exercise of such Option, multiplied by (B) the applicable Exercise Price, (iii) (A) by arrangements which are acceptable to the Committee whereby the Optionee delivers irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds from the sale of the Optioned Shares as is necessary to pay the Exercise Price and, unless otherwise allowed by the Committee, any applicable tax withholding obligation or (B) in compliance with any other cashless exercise program authorized by the Company for use in connection with the Plan at the time of such exercise, or (iv) by a combination of the methods set forth in the foregoing clauses (i), (ii) and (iii) . The Company shall issue and deliver a certificate or certificates representing such Optioned Shares as soon as practicable (but in no event more than 30 days) after such notice and payment are received or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the Option. The certificate or certificates representing the Optioned Shares as to which the


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Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, shall have placed thereon the legend, if any, required by Section 11 and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. In the event that the Option shall be exercised pursuant to Section 7 by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Optioned Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

          13. RESTRICTIONS ON ISSUE OF SHARES. Anything contained in this Agreement to the contrary notwithstanding, the Company may delay the issuance of Optioned Shares covered by the exercise of the Option and the delivery of a certificate for such Optioned Shares until one of the following conditions shall be satisfied:

               (i) Optioned Shares with respect to which the Option has been exercised are at the time of the issue or transfer of such Optioned Shares effectively registered under applicable federal securities laws now in force or hereafter amended; or

               (ii) counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Optioned Shares are exempt from the registration under applicable federal securities laws now in force or hereafter amended.

It is intended that all exercises of the Option shall be effective. Accordingly, the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time.

          14. TAXES. The Optionee or such other person exercising the Option in accordance herewith shall pay any and all taxes related to the exercise of the Option, as such taxes become due. If requested by the Company, the Optionee shall present evidence of such payment to the Company.

          15. AGREEMENT SUBJECT TO PLAN. The Option granted hereby is subject to the detailed provisions with respect thereto set forth in the Plan. Anything contained herein to the contrary notwithstanding, in the event of a conflict between any provision hereof and the provisions of the Plan, the provisions of the Plan shall in all respects control.

          16. NO WAIVER. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.


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          17.  GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

          18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          19. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

          20. AMENDMENTS. This Agreement may not be modified, amended, terminated or in any way changed, except by an agreement in writing signed by the parties hereto.


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          IN WITNESS WHEREOF, the parties hereto have executed this Stock Option
Agreement as of the date first written above.

                                        BLYTH INDUSTRIES, INC.



                                        By:
                                           ---------------------------
                                           Name:
                                           Title:


                                        OPTIONEE:



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                                        Name:
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